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                                                                    Exhibit 23.3

                    [Michael Maastricht, C.P.A. letterhead]


                   Consent of Independent Public Accountants
                   -----------------------------------------


As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated February 19, 1998 included in Realty ReFund Trust's Form 10-K for the year ended January 31, 1998 and our report dated February 27, 1998 included In Realty ReFund Trust's Form 8-K filed June 30, 1998, and to all references to our Firm in this Registration Statement.

                                                         Michael Maastricht, CPA

Phoenix, Arizona
December 30 1998


                                     MEMBER
               AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTINGS
                ARIZONA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS